CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into this day April 15, 2006, by and between Allegiant Capital Group Inc., whose principal place of business is Conference Plaza, Suite 253 – 515 West Pender Street, Vancouver, B.C. V6B 1V5, (the “Consultants”), and Essential Innovations Technology Corp. (the “Client”), whose principal place of business is 114 West Magnolia Street, Suite 400-142 Bellingham, WA USA 98225.

RECITALS

(a)    The Consultant is engaged in the business of providing various consulting services for and on behalf of clients whose equity securities are publicly traded. The Consultants’ services on behalf of clients includes interactions with broker/dealers, strategic communication programs, industry awareness, marketing, corporate image advertising, business development and strategy, and evaluation of corporate compensation policies. In accordance with and subject to rules, regulations and policies of the Securities and Exchange Commission, the Consultant may additionally provide certain services on behalf of the clients over the Internet.

(b)         The Client is a company with a class of equity securities that is publicly traded on one or more markets or exchanges. The Client desires to retain the Consultant as an independent consultant for various consulting services, including interactions with broker/dealers, strategic communication programs, industry awareness, marketing, corporate image advertising, business development and strategy, and evaluation of corporate compensation policies.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I. CONSULTING SERVICES

The Client hereby retains the Consultant as independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall provide to the Client consulting services as may be requested by the Client, including activities such as:

1.          Financial public relations and promotional services (the foregoing collectively referred to as the “Consulting Services”).

2.           Distribution of information concerning the Client to registered representatives of broker/dealers, and other persons, who the Consultant determines, in its sole discretion, are capable of effectively disseminating such information to the general public.

3.           Strategic communication programs, industry awareness, marketing, national advertising, and complete corporate fulfillment.

Consulting services will also include advice and direction in relation to:

(a)	Corporate image advertising so as to increase the visibility of the Client;

(b)	Business development and business strategy;

(c)         Corporate compensation policies; (the foregoing collectively referred to as the “Consulting Services”).

The Consulting services that the Consultant shall provide to the Client are on a best efforts basis. Consultant makes no representation, warranty or guarantee that as a result of Consulting Services the Client’s image will improve, the Client’s business will increase, or that the Client’s stock price and volume of shares traded will increase.

Certain Strategies and Responsibilities of the Consultant in preparation of attempting to provide liquidity and in meeting the “Consulting Services” are to:

1.	Raise the visibility of the company within the financial community and business media,

2.	Develop communications in preparation for the Company coverage

3.	Produce a Research Report highlighting the Company, and

4.	Develop strategies and plans for investor relations’ activities.

Strategies included:

1.           Contacting key analysts and portfolio managers through group and one-on-one meetings, investor conferences and a direct mail campaign,

2.           Work with senior management to formalize an I.R. strategy, outlining activities to effectively manage the consistent flow of accurate information to a continually evolving shareholder base, potential investors and the media.

The Consultant has compiled comprehensive market information, forecasts, and geographic analysis to provide insight from the outside with a complete picture of the market environment for Essential. This information will be presented to the Consultant’s network through research reports. Custom consulting services use a rich base of industry expertise to identify market opportunities, highlight risk, and help clients to develop and refine their strategic plan.

The Consultant will:

(e)         Gather all material information relating to the Client and confer with the officers and directors of the Client and provide those Consulting Services as may from time to time be requested by the Client.

(f)          In accordance with rules, regulations and policies of the Securities and Exchange Commission, the Consultant will make available all public information concerning the Client to the financial community whom the Consultant determines in its sole discretion are capable of effectively disseminating public information concerning Client to the general public, and make available to the general public, information concerning the Client through the Internet on a website developed, updated and maintained by the Consultants.

Further detail of the services to be provided by the Consultant to the Client are as provided in Addendum “B” to this Agreement, which represents appropriate excerpts from an initial proposal given to the Client from the Consultant.

II. TIME, MANNER AND PLACE OF PERFORMANCE

The Consultant provides services similar to those provided for herein to other publicly traded companies. The Client agrees that the Consultant does not and shall not be required to devote their full time and efforts to the Client. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.

III. TERM OF THE AGREEMENT

The term of this Agreement shall be twelve months, commencing April 15, 2006 and terminating, April 14, 2007 (the “Term”), subject however, to prior termination, by either party, as provided in Section XI of this Agreement. This and Agreement may be terminated effective the last day of the month in which any party gives at least (30) days’ prior written notice to the other that it is terminating this Agreement.

IV. COMPENSATION

In consideration of the Consulting Services to be provided to the Client by the Consultants, it is hereby agreed there is to be compensation to the Consultant as follows:

Remuneration Schedule:	$50,000 USD Engagement Fee for the 12 month term of the Agreement + 600,000 shares of 144 stock

Additional consulting fees to be paid as follows:	For the 12 months of the service Agreement, Consultant will be paid 100% in shares (Rule 144), equal to $10,000 CDN/month to be converted at the Closing price at the date of this Agreement

The Client will grant Consultant the option to purchase 250,000 shares of the Client’s common stock (the “Option Shares”)

250,000 Stock options priced at $0.50 issued to Consultant on signing.

V. EXPENSES

Any special or extraordinary expenses and disbursements shall have the Client’s prior written approval as it is imperative to be clear with the fact that this clause refers only to those expenses considered over and above standard operational requirements, and that the engagement fee of $50,000 does, will, and is, expected to include all costs of the program.

VI. DISCLOSURE OF INFORMATION

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client’s and of its affiliates that are valuable, special and unique assets and property of the Client and such affiliates (“Confidential Information”). The Consultant will not, during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the Client shall not be considered Confidential Information

VII. NATURE OF RELATIONSHIP

(a)         Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement, no party is nor shall be a general agent for the other and no party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity and except as set forth in this Agreement, Consultant shall not enter into any agreement or incur any obligation on behalf of the Client.

(b)         The Client acknowledges and agrees that the Consultant owes no obligation or duty to Client as a result of Client’s payment of the consulting fees to Consultants. The Consultant is rendering the Consulting Services solely to the Client and solely for the benefit of the Client.

VIII. CONFLICT OF INTEREST

This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest has arisen which may affect the performance of the Consulting Services for Client, Consultant shall promptly notify the Client of such conflict. Upon receiving such notice, the Client may terminate this Agreement pursuant to Section XIII. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client’s ongoing consent to the Consultant’s continued activities, which would be in conflict with Client.

IX. INDEMNIFICATION

(a)         The Client agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject, including those under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Client or its agent, Client’s material publicly available to the Consultants, or material provided to Consultant by Client for use by Consultant in its performance under this Agreement.

(b)         The Consultant agrees to indemnify and hold harmless the Client and each officer, director and controlling person of the Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in request thereof) to which the Client or such officer, director or controlling person may become subject, including those under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Consultant or its agent(s).

X. TRADING IN CLIENT’S SECURITY

During the term of this Agreement, except for the sale of the Shares received by Consultant under this Agreement, neither the Consultant nor any of its officers, directors or employees shall engage in the purchase or sale of any of Client’s securities.

XI. TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

(a)         By the Client upon 30 days’ prior written notice to Consultants. Any compensation given to the Consultants, up to and including the Termination Date, shall be deemed fully earned. Client shall pay any compensation called for under this Agreement through the Termination date to Consultants.

i)            In the event of any termination of the Consultant under this Agreement, the Consultant will promptly deliver to the Client, all documents, data, records and other information pertaining to the Agreement hereunder, and the Consultant shall not take any documents or data, or any reproduction or excerpt of any documents or data containing or pertaining to the Client.

(b)	By Consultant upon 5 days’ prior written notice to the Client in the event:

i)            Client fails to timely pay any compensation or expense reimbursement to Consultant when due; or

ii)           Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency; or

iii)          Client provides information to the Consultant for public distribution, which contains private or non-public information, material misrepresentations or material omissions; or

iv)          Client distributes to the public information containing material misrepresentations or omissions; or

v)           Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

In the event of termination by the Consultant pursuant to the provisions of this subparagraph, all compensation received by Consultant from Client will be deemed fully earned and any compensation due and owing as of the date of termination shall be paid by Client to Consultants.

XII. ACCURACY OF INFORMATION

In the performance of the Consulting Services by the Consultants, the Consultant is relying upon the accuracy of information provided to it by the Client. The Client shall use its best efforts to insure that all information provided by Client to Consultants, and all information which Client makes otherwise available to the general public, is full, complete and accurate and contains no material misrepresentations or omissions.

XIII. NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

(a)	If to Consultants:

Allegiant Capital Group Inc.

Conference Plaza, Suite 253 – 515 West Pender Street

Vancouver, B.C., Canada V6B 1V5

FAX ____________________

(b)	If to Client:

Essential Innovations Technology Corp.

Suite 400-142 114 West Magnolia Street

Bellingham, WA 98225

FAX (360) 392 3902

XIV. ASSIGNMENT

No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other parties to this Agreement.

XV. APPLICABLE LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of Washington.

XVI. ARBITRATION

Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, with the arbitration proceeding and any hearing thereon being held in Seattle, Washington and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

XVII. SEVERABILITY

The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provision were not contained herein.

XIII. ENTIRE AGREEMENT

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

XIX. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but all of which taken together shall constitute to one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.

CONSULTANTS:

ALLEGIANT CAPITAL GROUP INC.

By: /s/ Michael Mercer

Michael Mercer, President

CLIENT:

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

By: /s/ Jason McDiarmid

Jason McDiarmid, President/CEO

Addendum A

This Addendum to the Consulting Agreement (the “Agreement”) made and entered into this 15 day of, April 2006, by and between Allegiant Capital Group Inc. (the “Consultants”) whose principal place of business is Conference Plaza, Suite 253 – 515 West Pender Street, Vancouver, B.C. V6B 1V5, and Essential Innovations Technology Corp. (the “Client”), whose principal place of business is 114 West Magnolia Street, Suite 400-142 Bellingham, WA USA 98225.

Terms and Conditions

General Terms and Expectations of the Consultant under the Agreement:

1.	The Consultant will provide introductions to a variety of Market Makers and/or broker dealers who will be interested in trading and making a market for the Company shares on the OTCBB,

2.

The Consultant will provide introductions to and provide in-depth due diligence material for a number of reputable broker/dealers in the first 90 days of the Agreement. The Consultant will also make introductions and develop relationships important to back office personnel including compliance officers, researchers and analysts who can be vital for financial advisors to position suitable clients.

3.

The Consultant will create and maintain a dominant position in the marketplace through highly effective corporate communications, results-oriented advertising and an on going, comprehensive follow-up program.

4.

The Consultant will help identify and size the fastest growing segments of the client’s market, construct regional market profiles, and clearly measure the market impact changes will have on the client’s business.

5.

The Consultant will begin and continue for as long as necessary to effectively profile the client to the financial community. The Consultant expects to broaden the shareholder base by introducing the client worldwide and in doing so will assist to help the company with its longer term goal to achieve AMEX or NASDAQ status.

6.

The program provided by the Consultant will include complete turnkey consulting and financial community marketing for the client. Value added resources will provide the client immediate access to the Consultant’s worldwide network of financial professionals. Executives within the Consulting firm will ensure a continuous flow of active investor leads to database. The Consultant will make available written press (1 a week), PR distribution, all corporate fulfillment, independent research reports, Internet coverage, database management, development and distribution of corporate profile bulletins and other marketing literature; as well as assisting with the planning and implementation of direct mail and fax distribution of company information should this be of interest to the Company.

7.

The Consultant will educate, inform, update and most of all give stockbrokers a reason to show and introduce the client to their entire suitable client base. The Consultant will recommend and provide necessary due diligence to an established group who are experts in the OTC market and very familiar with the advantages of increasing awareness, distribution, increasing volume and liquidity.

8.

The Consultant’s proprietary and growing financial network will establish new contacts daily to educate, inform and update the financial community about the Client. The Consultant will establish enough exposure and follow through for the Client in the marketplace for the market to realize the fundamental value of the Client’s shares.

9.

It will be important that the Client and Consultant plan organize and execute. The client’s management will at all times work closely with the Consultant on timelines, story development and distribution.

10.

The consultant will ensure that all news worthy material and press releases from the Client is sent to the decision makers at the major wire houses. Services such as Reuters, Bloomberg Business Wire, Dow Jones, Canada Newswire and/or PrimeZone news distribution and lead generation services will be utilized.

General Terms and Expectations of the Client under the Agreement:

1.

The Client has become listed with Standard & Poors for blue-sky manual exemption and industry coverage for secondary trading. The remaining states that are not blue skied under S&P will need to be filed for individually should the Consultant deem it necessary for any specific members of their broker dealer or market maker network.

2.	DTC sheets, nobo reports and shareholder lists will need to be provided to the Consultant by the Client on an updated basis.

3.

The client must also provide a point of contact for investors, an individual at the company, who can intelligently answer questions and respond to requests in a timely manner. The client must always be willing to maintain a constant dialogue with the shareholders. The client must always be sure that all of its collateral materials are consistent while at the same time delivering a positive message of strength, capability and integrity.

Addendum B

“Excerpts from the Proposal from Consultant to Client”

Overview

This proposal outlines the strategy and objectives for Allegiant Financial Group and the general terms for developing a comprehensive investor relations program for EI to increase shareholder value and reduce the company’s cost of capital through a professionally planned and executed investor relations program.

This proposal has been predicated on our understanding of EI’s objectives, with general knowledge of the company’s market goals and financing objectives.

Objectives

We understand that EI has specific requirements directly related to EI being enabled to raise capital through the public market. We are aware, Issues relating to market capitalization and general market liquidity need to be addressed, to assist EI in order to achieve the desired level of dilution associated with a major financing and fostering a positive response from the investment community.

We understand that EI has the following objectives:

o	Introduce the Company to Allegiant’s investor databases
o	Design and implement a comprehensive Investor Communications Program
o	Produce and disseminate collateral and information materials to Investment Community
o	Increase EI’s shareholder base to reduce market volatility
o	Increase market capitalization to mitigate dilution for future private placements in accordance with timelines and cash requirements associated with the company’s corporate development initiatives
o	Implement a strategy to generate consistent liquidity for EI’s public stock
o	Assist in developing interest for future financings
o	Manage shareholder inquiries

Strategy

The following is a comprehensive outline of Allegiant’s market strategy and how we will address the fundamental needs for increased market exposure and stimulating market capitalization growth. Each component has been isolated for the purpose of clarity and placed in order of execution. The process of a successful Investor Relations campaign is relatively finite in its application, with little room for creative processes.

The key to developing a market strategy that is capable of surviving the initial benefits created by an investor relations program beyond the conclusion of a relationship with an IR firm is based on regimented accountability to shareholders, while working to continually increase the company’s exposure to the investment community.

Allegiant views this as one of the most important elements to building and sustaining a loyal following and continued market stability that will provide future access to investment capital. From our perspective, addressing the buy-side support and the lack of liquidity in EI’s public market will be the one of the first issues to address, after initial contact has been made with the current shareholders. We will then work to create and manage an investor database for EI that will be provided at the end of our business relationship, for the purpose of the company maintaining contact with the shareholder base that was developed through Allegiants involvement.

Planning for 4-6 months in advance will ensure that the activity that is generated in the initial stages of a campaign will be supported after preliminary efforts have been expended. Usually the brokerage community will start to become actively involved once issues of liquidity have been addressed; however, the retail community is generally of the same mindset as well.

Allegiant will execute its own lead generation activities at the start of the IR program to allow these parties to view the market as the activity begins to increase, so as to provide on-going support after Allegiant’s broker network and retail investor following start to become saturated with EI’s shares. In most outside IR initiatives that we have witnessed, this is where the process stops, when databases become fully invested, instead of leveraging the activity that is generated in the beginning of the program, firms try to piece together a contingency course of action that is usually unsuccessful.

Planning for the inevitable point where the primary databases exhaust in its ability to support a stock is essential in a successful communications strategy. Allegiant will create the immediate market activity through its primary broker network and retail investor following and at the point where the activity begins to diminish, we will be prepared with interested parties that are already informed about the company and its stock activity to convert to new shareholders. This preparation enables us to continue to spend more time communicating with the interested parties that want to purchase shares, instead of expending efforts trying to qualify new investors that have yet to be informed of the investment opportunity, so that Allegiant can focus on planning for the next phase of growth and financing objectives.

Initiate one-to-one contact with existing shareholders

o

A key component to maintaining an orderly market will be consistent contact with the existing shareholder base. In order to mitigate unnecessary selling pressure, these shareholders will be contacted and kept up to date as to the current status of EI and its corporate development initiatives. This will be an ongoing process, as the shareholder list will be continually evolving

Email in-house Database

o

Allegiant currently maintains an email database, complete with full contact information, of approximately 43,000 retail investors. These investors have received information on public companies from Allegiant in the past 6 months and the list has been condensed over time to address this information to people that are interested in knowing about Allegiants projects.

o	We will disseminate a one-page capitalization sheet highlighting EI’s value proposition and follow up with telephone calls to interested parties.

Initiate lead generation program

o	Allegiant will use existing relationships with independent lead generation entities to create a larger breadth of exposure for Global. A crucial element to ongoing market performance will be to continually develop new interest and awareness of the company beyond Allegiant’s network.

o

The timeframes with which a general fax campaign will take to gain resonance (depending of quality of contact lists) is approx. 2-4 weeks, as follow up information and communications will be the most likely result of this initial contact. Allegiant will initiate the delivery of a one page fax sheet to its investor database as well as EI’s internal database simultaneously, with anticipated results developing within the second month. Additionally, several companies specialize in this type of lead generation service with varying degrees of success, generally dependant on the investment interests that are preferred by its subscribers.

Initiate one-to-one contact with Allegiant’s database

o

Allegiant will aggressively maintain on-going contact with our primary investor following, and are confident that converting a substantial percentage of these individuals within our retail client database, to new EI shareholders, can be achieved based on past experience. The majority of these relationships are long standing, and a large degree of confidence exists within these relationships.

o

In addition to Allegiant’s primary client databases, we maintain a secondary database of approximately 10,000 retail investors that have been contacted through direct telephone communication on Allegiant’s previous investment opportunities. Allegiant will contact these individuals through telephone, email and fax to gain further exposure that can be managed more easily than outside lead generation campaigns, which are largely beyond Allegiants direct control.

Initiate one-to-one contact with broker database

o

Developing even a modest following within the retail & institutional brokerage community (capitalizing on existing relationships) will prove to be advantageous as EI continues to disseminate positive performance results to the market. Ensuring EI maintains an orderly market and shows consistent liquidity will be key factors in capturing interested parties. However, through this process developing incentives through financing availability and other mechanisms will be useful in consolidating their focus of on-going support.

o

The development of road shows and broker presentations will be something that Allegiant will initiate for EI’s executive management and are willing to participate in as well. This will be a continual process, which will evolve into the Analyst and Institutional communities as EI’s market capitalization increases.

Management of incoming calls

o

This will be a general element of our corporate communications program, and will be an ongoing component for the duration of the campaign. With the expansion of the EI’s shareholder base, we anticipate a greater amount of incoming calls from potential and new investors. These will be addressed in a capacity that is consistent with the nature of the inquiry.

Stimulate market activity

o

Allegiant will be actively involved in the day-to-day activity of EI’s public stock, for the purpose of ensuring un-wavering buy-side support and sell-side liquidity if necessary. Retail and Institutional Brokers boast a much greater capacity for distribution than individual retail investors. Allegiant will expose EI to its retail and institutional broker following as this will be the most immediate solution in maintaining and strengthening the current level of market liquidity. Also this activity will help provide additional confidence for individual retail investors.

Create EI Investor Database

o	Allegiant will update EI’s shareholder list for purposeful contact and maintenance as it develops. This will be an ongoing process throughout the duration of the campaign.

Monthly reporting

o

Allegiant will provide a monthly summary to Global, containing information and updates relating to shareholder development and market issues needing to be addressed. Allegiant will essentially be EI’s point of contact to the investment community and may garner useful feedback throughout its communications process

Market Objectives

Allegiant will require from EI, a detailed synopsis providing all information relating to cash requirements and financing objectives associated with its corporate development schedule. At this time we cannot ascertain what the on-going target share price needs will be for EI and its future financing objectives and would look to EI for collaborative discussions to determine and outline performance milestones. Upon the conclusion of these discussions, EI and Allegiant can refine a strategic plan that will meet the needs of EI’s share price requirements, for the purpose of reducing dilution to meet the company’s financing objectives.

Regarding issues associated with daily volume, Allegiant feels it cannot accurately provide figures at this time, as it has limited knowledge and experience within the EI market and is unable to determine sell-side volume without being actively involved in the day-to-day activity of the stock.

Allegiant’s outlook is to sell investors on the merits of our client companies’ value proposition and not on the momentum of the stock or on short term trading opportunities. Through this mind set we have found that investors tend to hold onto their shares for longer periods of time and so volume figures tends to be lower, as there is not such a tremendous turn-over of shares in the market that need to be re-placed.